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                           SCHEDULE 14A INFORMATION
                 Proxy Statement Pursuant to Section 14(a) of
                     the Securities Exchange Act of 1934
                               (Amendment No. )


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     14a-6(e)(2))

[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[X]  Soliciting Material Pursuant to Section 240.14a-12

        AvantGo, Inc.
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               (Name of Registrant as Specified in its Charter)

        Sybase, Inc.
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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]  Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and
     0-11.

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          _____________________________________________________________________

     (2)  Aggregate number of securities to which transaction applies:
          _____________________________________________________________________

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                                         Filed by Sybase, Inc.
                                         Pursuant to Rule 14a-12
                                         of the Securities Exchange Act of 1934

                                         Subject Company:  AvantGo, Inc.
                                         Commission File No.:  000-31561


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     The following is the text of a joint press release issued by Sybase, Inc.
and AvantGo, Inc. on December 20, 2002:

                                                                    Paula Dunn
                                                                  Sybase, Inc.
                                                                  925-236-8750
                                                         paula.dunn@sybase.com

                                                              Marsha Ann Marsh
                                                           iAnywhere Solutions
                                                                  978-287-2632
                                                          mmarsh@ianywhere.com

                                                                 Karen Logsdon
                                                                 AvantGo, Inc.
                                                                  510-259-4054
                                                          klogsdon@avantgo.com

SYBASE SOLIDIFIES MOBILE AND WIRELESS LEADERSHIP WITH ACQUISITION OF AVANTGO

SYNOPSIS:

Sybase, Inc. signed an agreement to acquire AvantGo, Inc., a leading provider of mobile enterprise software. The company will operate AvantGo under its iAnywhere Solutions subsidiary.

    -   Cash transaction valued at approximately $38 million
    - Positions iAnywhere Solutions as the leader in the mobile middleware market
    - Extends iAnywhere Solutions' strengths in the wireless market and opens new opportunities for mobilizing Web content

DUBLIN, Calif. and HAYWARD, Calif. -- December 20, 2002 -- Sybase, Inc.
(NYSE: SY), a leading enterprise infrastructure and integration company, and AvantGo, Inc. (NASDAQ: AVGO), a leading provider of mobile enterprise software, today announced that they have signed a definitive agreement for Sybase to acquire AvantGo in a cash merger valued at approximately $38 million. Sybase intends to operate AvantGo under its iAnywhere Solutions subsidiary. The acquisition is expected to be completed during the first quarter of 2003.

The acquisition of AvantGo positions iAnywhere Solutions as the leading player in the mobile middleware market by combining both companies' market presence and award-winning technologies. It also expands iAnywhere Solutions' reach into new wireless opportunities with the addition of AvantGo's offline Web capabilities and My AvantGo(R) service to the company's portfolio. Together, iAnywhere Solutions with AvantGo will be
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able to offer an end-to-end m-Business platform unrivaled in the industry --
addressing enterprise mobility of Web content, corporate data and applications.

"This acquisition teams the common vision and technologies of two m-Business leaders," said Terry Stepien, president, iAnywhere Solutions. "Building on our mobile database leadership, this union will enable iAnywhere Solutions to fuel new growth and pioneer innovative solutions in the emerging mobile middleware market."

"We are impressed by the commitment of the Sybase and iAnywhere Solutions management teams to drive opportunities for our mobile enterprise products and the My AvantGo service around the world," said David Pratt, president and CEO, AvantGo. "We believe there is a strong future for our products, customers, partners and employees with Sybase's significant global strength and resources."

"Today's announcement is an important part of iAnywhere Solutions' strategic plans to fuel new growth in the mobile and wireless arena," said John Chen, chairman, president and CEO, Sybase. "I am excited by the opportunities of the new combined entity, and am confident in iAnywhere Solutions' ability to execute on its strategy to drive future growth."

Following the completion of the acquisition, iAnywhere Solutions plans to:

   - Open iAnywhere Solutions' leading mobile database to a new audience -- enterprise Web developers.
   - Expand the global enterprise reach of AvantGo's products and applications through Sybase's worldwide channels and robust partner base of more than 700 embedded database partners.
   - Build on the momentum and brand awareness of the My AvantGo service, which currently has more than seven million registered users.

The acquisition is subject to customary closing conditions, including approval of AvantGo's stockholders. All executive officers and board members and certain affiliates holding approximately 25% of AvantGo's outstanding shares have entered into agreements with Sybase to vote their shares in support of the merger.

Sybase will hold a conference call and Webcast at 8:00 a.m. PST today (11:00 a.m. EST) to discuss this announcement. To participate in the Webcast, please go to http://www.companyboardroom.com and enter the Sybase symbol, SY, in the ticker search box. You can also access the Webcast from http://www.sybase.com by using the Webcast button/icon on the Sybase, Inc. homepage. You will be prompted for your name and company name. You must have Windows Media Player installed on your system to participate in the Webcast. Please allow for time to download and prepare your system prior to the Webcast.

A replay of the call will be available from 10:00 a.m. PST (1:00 p.m. EST) on December 20, 2002 for thirty days, concluding on January 20, 2003. To access the replay dial (800) 642-1687 or (706) 645-9291 and enter the conference ID which is 7328748. The Webcast
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will also be archived for ninety days until March 20, 2003 at
http://www.companyboardroom.com.

About Sybase, Inc.

Sybase pioneers software that integrates platforms, databases and applications. Sybase solutions create Information Liquidity -- transforming data into economic value. With Sybase, companies can attain maximum value from their data assets by getting the right information to the right people at the right time. For more information, visit the Sybase Web site: http://www.sybase.com.

About iAnywhere Solutions

iAnywhere Solutions, Inc. is the market-leading provider of mobile, embedded and workgroup databases and mobile middleware solutions that enable anywhere, anytime access to enterprise information. There are more than seven million seats of iAnywhere Solutions(R) technology at work in over 10,000 customer sites worldwide. iAnywhere Solutions is a subsidiary of Sybase, Inc. (NYSE: SY).
Visit www.ianywhere.com for more information.

About AvantGo, Inc.

AvantGo (NASDAQ: AVGO) is a leading provider of mobile enterprise software. AvantGo delivers mobile customer relationship management (CRM) solutions that unlock return on investment of popular CRM/SFA systems by driving adoption, and mobile data collection solutions that improve field productivity and data accuracy. AvantGo's mobile solutions, which are built on the company's award-winning enterprise mobile software platform, can be deployed within an enterprise or delivered through the hosted My AvantGo(R) service, which has more than seven million registered users. Currently, AvantGo's customers comprise 38 of the Fortune 100, including McKesson Corporation, Ford Motor Company, Cisco, FedEx and CNN.

Additional Information

In connection with the merger, AvantGo will be filing a proxy statement and other relevant documents concerning the transaction with the Securities and Exchange Commission (SEC). STOCKHOLDERS OF AVANTGO ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the proxy statement and other documents when they become available by contacting Investor Relations, AvantGo, 25881 Industrial Boulevard, Hayward, CA 94545 (Telephone: (510) 259-4000). In addition, documents filed with the SEC by AvantGo will be available free of charge at the SEC's web site at http://www.sec.gov.

Information regarding the identity of the persons who may, under SEC rules, be deemed to be participants in the solicitation of stockholders of AvantGo in connection with the
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transaction, and their interests in the solicitation, will be set forth in a proxy statement that will be filed by AvantGo with the SEC.

                                 ####

   - iAnywhere, iAnywhere Solutions and Sybase are registered trademarks of Sybase, Inc. or its subsidiaries. (R) indicates registration in the United States of America. AvantGo, My AvantGo and the AvantGo logo are either registered trademarks or trademarks of AvantGo in the United States and/or other countries. All other company and product names mentioned may be trademarks of the companies with which they are associated.

   - FORWARD LOOKING STATEMENTS: Statements concerning the benefits of Sybase's acquisition of AvantGo, future growth, the completion of the acquisition and Sybase's plans following completion of the acquisition are by nature "forward-looking statements" (within the meaning of the Private Securities Litigation Reform Act of 1995) that involve a number of uncertainties and risks and cannot be guaranteed. Factors that could cause actual events or results to differ materially include the risk that the merger may not be consummated in a timely manner, if at all, risks regarding employee relations, risks relating to shifts in customer demand, rapid technologicalchanges, availability and quality of third party content, competitive factors and unanticipated delays in scheduled product availability and other risks concerning Sybase and AvantGo and their respective operations that are detailed in the period filings with the SEC of Sybase and AvantGo, including their most recent filings on Form 10-K and Form 10-Q.